As filed with the Securities and Exchange Commission on December 15, 2000
                                              Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              LEVEL 8 SYSTEMS, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



            DELAWARE                                              11-2920559
--------------------------------------------------------------------------------
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)




                              8000 REGENCY PARKWAY
                           CARY, NORTH CAROLINA  27511
                                (919) 380-5000
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                              LEVEL 8 SYSTEMS, INC.
                        2000 STOCK GRANT RETENTION PLAN
                            (Full Title of the Plan)
--------------------------------------------------------------------------------

                              DENNIS MCKINNIE, ESQ.
    SENIOR VICE PRESIDENT, CHIEF LEGAL AND ADMINISTRATIVE OFFICER AND CORPORATE
                                    SECRETARY
                              LEVEL 8 SYSTEMS, INC.
                              8000 REGENCY PARKWAY
                           CARY, NORTH CAROLINA  27511
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (919) 380-5000
                                 --------------
          (Telephone number, including area code, of agent for service)

                           Copies of Communictions to:
                              Scott D. Smith, Esq.
                             Eliot W. Robinson, Esq.
                      Powell, Goldstein, Frazer & Murphy LLP
                                 Sixteenth Floor
                            191 Peachtree Stree, N.E.
                             Atlanta, Georgia 30303
                                (404) 572-6600

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                  Proposed             Proposed
Title of          Maximum              Maximum
Securities        Amount               Offering     Aggregate       Amount of
to be             to be                Price        Offering        Registration
Registered        Registered           Per Share    Price           Fee
---------------  -------------------  -----------  --------------  -------------
Common
Stock, $0.001      43,734             $8.125(1)     $355,339(2)    $          94
par value         shares
---------------  -------------------  -----------  --------------  -------------

(1) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for December 13, 2000.

(2) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

     INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS


     The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plan listed on the cover of the Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").


                     Level 8 Systems, Inc. Form S-8, Page 2

                                     PART II


ITEM  3.  INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(1) Annual Report on Form 10-K for the year ended December 31, 1999 (Commission File No. 000-26392); and

(2) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of such fiscal year.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, has rendered an opinion regarding the legality of the securities registered hereby.


                     Level 8 Systems, Inc. Form S-8, Page 3

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers, employees and agents of corporations for liabilities arising under the Securities Act of 1933, as amended.

     The registrant's certificate of incorporation and bylaws provide for indemnification of the registrant's directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Statutory Provisions Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of members of its board of directors to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty of care. The provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that the directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter.

     An indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the Delaware General Corporation Law. The indemnification provided by the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him against such liability. The indemnification provided by the Delaware General Corporation Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. The registrant's certificate of incorporation limits a director's liability for monetary damages to the registrant and its stockholders for breaches of fiduciary duty except under the circumstances outlined in the Delaware General Corporation Law as described above under "Statutory Provisions."

     The registrant's certificate of incorporation extends indemnification rights to the fullest extent authorized by the Delaware General Corporation Law to directors and officers involved in any action, suit or proceeding where the basis of the involvement is the person's alleged action in an official capacity or in any other capacity while serving as a director or officer of the registrant.


                     Level 8 Systems, Inc. Form S-8, Page 4

ITEM  8.  EXHIBITS.

     See  Exhibit  Index.

ITEM  9.  UNDERTAKINGS.

     (a)     The  undersigned  Registrant  hereby  undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided,  however,  that  paragraphs (a)(1)(i) and (a)(1)(ii) do
               ------------------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                     Level 8 Systems, Inc. Form S-8, Page 5

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                     Level 8 Systems, Inc. Form S-8, Page 6

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on this the 15th day of December, 2000.

                                         LEVEL  8  SYSTEMS,  INC.

                                         By:  /s/ Dennis McKinnie
                                            ---------------------------------
                                         Dennis McKinnie, Senior Vice President,
                                         Chief Legal  and Administrative Officer
                                         and  Corporate  Secretary


                     Level 8 Systems, Inc. Form S-8, Page 7

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven Dmiszewicki and Dennis McKinnie, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on December 15, 2000 by the following persons in the capacities indicated.


/s/  Arie  Kilman            Chairman  of  the  Board  of Directors and Chief
------------------------     Executive  Officer
Arie  Kilman


/s/  Steven  Dmiszewicki     President  and  Director
------------------------
Steven  Dmiszewicki


/s/  Renee D. Fulk           Chief Financial Officer, Treasurer and Assistant
------------------------     Secretary
Renee  D.  Fulk


/s/  Samuel  Somech          Chairman  Emeritus  and  Director
------------------------
Samuel  Somech


/s/  Robert M. Brill         Director
------------------------
Robert  M.  Brill


/s/  Michel  Berty           Director
------------------------
Michel  Berty


/s/  Theodore  Fine          Director
------------------------
Theodore  Fine


/s/  Lenny Recanati          Director
------------------------
Lenny  Recanati


/s/  Anthony Pizi            Director
------------------------
Anthony Pizi




                     Level 8 Systems, Inc. Form S-8, Page 8

------

                                 EXHIBIT  INDEX
     EXHIBIT  INDEX

Exhibit
No.      Description
------   -----------------------------------------------------------------------


 5      Opinion  of  counsel with respect to the securities  being  registered.*

 23.1   Consent of counsel (included in Exhibit 5).*

 23.2 Consent of PricewaterhouseCoopers, LLP, independent auditors, with respect to Level Systems, Inc*

 23.3 Consent of PricewaterhouseCoopers, LLP, independent auditors, with respect to Template Software, Inc.*

 23.4 Consent of PricewaterhouseCoopers, LLP, independent auditors, with respect to Seer Technologies, Inc.*

 23.5 Consent of Grant Thornton LLP, independent certified accountants, with respect to Level 8 Systems, Inc.*

 24     Power of Attorney (see signature pages to this Registration Statement).*

99      Level  8  Systems,  Inc.  2000  Stock  Grant  Retention  Plan.*


*  Filed  herewith.


                     Level 8 Systems, Inc. Form S-8, Page 9